UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2002

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identificaiton No.)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:
(801) 345-6100

N/A
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.
Exhibit No. 99.1	Description Press Release dated February 4, 2002.

Item 9. Regulation FD Disclosure.

        On February 4th, the Company issued a press release discussing its 2001 earnings and outlook for 2002, a copy of which is furnished hereunder as Exhibit 99.1. In connection with such press release, the Company held a conference call that was open to the public where management discussed its 2001 results and outlook for 2002 and also outlined its five-year goals, including the goal of reaching $2 billion in revenue. The replay of this call is available on the Company’s website at www.nuskinenterprises.com through February 18th. The Company is furnishing the following additional information.

        (a) The Company currently has various products under development for launch over the next 18 months, including an acne product, a weight loss product, and a nutritional supplement designed to help the body fight the effects of stress. The Company believes that the acne product and stress product could become leading sellers ($40 to $50 million per year in sales) by 2003 or 2004 if the Company is able to successfully complete the development and clinical testing of such products.

        (b) The Company has established internal goals to exceed its current expectations for revenue and earnings growth in 2002 as discussed in the Company’s February 4th press release and related conference call. Management’s current internal goal is to generate 14% revenue growth on a constant currency basis and 20% earnings growth (on a constant currency basis and including the impact of the elimination of amortization of goodwill) in 2002. The Company’s current expectations for 2002 based on current business, economic and competitive conditions and expected currency fluctuations still remains consistent with the information provided in the February 4th press release and related conference call.

        (c) In order to achieve its five-year revenue goals discussed in its conference call, the Company would need to achieve a 13.6% annual growth rate in its existing markets and generate $335 million in revenue from new markets in year 5, including potential revenue from China and Eastern Europe. The Company’s five-year revenue goal is based on desired growth rates of 10.8% in Japan, 17.8% in Asia (excluding Japan), 14.3% in the United States, 21.0% in Europe and 15.0% in other markets. The Company’s five year goal is also based on the assumption that the yen will strengthen over this period to 120 yen to the dollar, which the Company believes approximates the average level of the yen during the past 8 years.

        The disclosure set forth above includes forward-looking statements related to new product development and sales potential, internal revenue and earnings goals for 2002 and assumptions related to its five year goals and its operating expectations for 2002. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) adverse changes in currency exchange rates, particularly the Japanese yen; (b) risks related to new product development including risks that clinical trials will not support or verify the anticipated benefits of the products, the products will not gain market acceptance, competitors will introduce products that make the new products obsolete, or governmental regulations could limit the Company’s ability to market and distribute such products; (c) the 2002 and five-year goals are internal goals and are not projections with respect to future performance and there are significant risks that could affect the ability of the Company to achieve these goals including risks of adverse changes in the company’s operations in the Japan, including any worsening of economic conditions, increased competition, or the company’s failure to execute effective initiatives in this market, any inability of the company to renew growth in the United States and Taiwan, and any inability to operate in new markets such as China as a result of legal or regulatory issues; (d) continued uncertainty concerning the long-term effects of recent and planned initiatives, and the risk that the recent growth in revenue and executive distributors may not be sustained; (e) continued competitive pressures in the company’s markets; and (f) regulatory risks associated with the company’s business and product offerings, including possible restrictions on or challenges to the company’s marketing practices or products and any associated negative publicity. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Truman Hunt
Truman Hunt
Executive Vice President and General Counsel

Date:    February 11, 2002

EXHIBIT INDEX

(c) Exhibits.
Exhibit No. 99.1	Description Press Release dated February 4, 2002.